UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2018

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ROCKY BRANDS, INC.

(Exact name of registrant as specified in its charter)

Ohio	001-34382	31-1364046
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

39 East Canal Street, Nelsonville, Ohio 45764

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (740) 753-1951

Not Applicable

(Former name or former address, if changed since last report.)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Harley E. Rouda, Jr.

As previously disclosed by Rocky Brands, Inc. (the “Company”) in a Current Report on Form 8-K filed on December 20, 2018, Harley E. Rouda, Jr. provided the Board of Directors with notice of his intent to resign from his position as a member of the Board of Directors, which became effective as of December 31, 2018. Mr. Rouda’s decision to resign was not due to a disagreement with the Company. Mr. Rouda was recently elected to the United States House of Representatives from California’s 48th Congressional District, and his term began on January 3, 2019.

(e) Employment Agreements

On January 1, 2019, following the approval of the Board of Directors, the Company entered into an employment agreement with Jason Brooks, President and Chief Executive Officer of the Company, (the “Brooks Employment Agreement”). The Brooks Employment Agreement replaces that certain Employment Agreement, dated January 2, 2014, between the Company and Jason Brooks, in its entirety.  The Brooks Employment Agreement provides that Mr. Brooks is employed at will and will have an annual salary of $325,000, which may be decreased up to 20%, or increased,  by the Company’s Board of Directors.

On January 1, 2019, following the approval of the Board of Directors, the Company entered into an employment agreement with Thomas Robertson, Executive Vice President, Chief Financial Officer and Treasurer of the Company, (the “Robertson Employment Agreement”). The Robertson Employment Agreement provides that Mr. Robertson is employed at will and will have an annual salary of $245,000, which may be decreased up to 20%, or increased,  by the Company’s Board of Directors.

On January 1, 2019, following the approval of the Board of Directors, the Company entered into an employment agreement with David Dixon, President, Sourcing and Manufacturing of the Company, (the “Dixon Employment Agreement”). The Dixon Employment Agreement provides that Mr. Dixon is employed at will and will have an annual salary of $210,000, which may be decreased up to 20%, or increased,  by the Company’s Board of Directors.

On January 1, 2019, following the approval of the Board of Directors, the Company entered into an employment agreement with Richard Simms, President, Operations of the Company, (the “Simms Employment Agreement”). The Simms Employment Agreement replaces that certain Employment Agreement, dated January 2, 2014, between the Company and Richard Simms, in its entirety.  The Simms Employment Agreement provides that Mr. Simms is employed at will and will have an annual salary of $234,000, which may be decreased up to 20%, or increased,  by the Company’s Board of Directors.

On January 1, 2019, following the approval of the Board of Directors, the Company entered into an employment agreement with Byron Wortham, President, Core Brands of the Company, (the “Wortham Employment Agreement”). The Wortham Employment Agreement provides that Mr. Wortham is employed at will and will have an annual salary of $200,000, which may be decreased up to 20%, or increased,  by the Company’s Board of Directors.

Each of Mr. Brooks, Mr. Robertson, Mr. Dixon, Mr. Simms and Mr. Wortham is referred to herein as an “Executive,” and collectively as the “Executives.” Each of the Brooks Employment Agreement, the Robertson Employment Agreement, the Dixon Employment Agreement, the Simms Employment Agreement, and the Wortham Employment Agreement is referred to herein as an “Executive Employment Agreement.”

Under the Executive Employment Agreements, each of the Executives is eligible to participate in annual incentive or bonus programs, and is eligible to receive restricted stock and stock option awards, as determined by the Company’s Board of Directors from time to time. The Executives also will be entitled to participate in other benefits generally made available to management-level employees  of the Company.

Under the Executive Employment Agreements, in the event of termination without cause, subject to his execution of a release of claims and continued compliance with the restrictive covenants described below, each Executive will be entitled to his earned but unpaid salary and bonus, and a continued base salary for a period of six months. In the event an Executive is employed for more than one-half the number of days in the applicable bonus period, the Company also will pay such Executive a pro-rated bonus if he is eligible under a bonus plan based on the financial performance of the Company but which bonus plan requires he be employed beyond the date of termination to receive the bonus. Further, in the event of a change in control, if an Executive is terminated (other than due to cause or a disability) within twelve months of the change in control or if an Executive resigns for good reason within twelve months of the change in control, in addition to the benefits outlined in the foregoing sentences,  subject to his execution of a release of claims and continued compliance with the restrictive covenants described below, the Executive will be entitled to COBRA coverage for six months, and all outstanding stock options and restricted stock awards issued to the Executive will be treated as vested.

Under the Executive Employment Agreements, in the event of termination for cause or due to the Executive’s death or disability, or if an Executive resigns for any reason, the Company will pay the Executive only his earned but unpaid salary.

Each of the Executive Employment Agreements contains covenants for the benefit of the Company, including noncompetition covenants during and for six months following the term of the Executive’s employment, nonsolicitation covenants during and for twelve months following the term of the Executive’s employment, and protection of the Company’s confidential information.

The foregoing is intended only to be a summary of each of the Executive Employment Agreements, and is qualified in its entirety by reference to the full text of each of the Brooks Employment Agreement, the Robertson Employment Agreement, the Dixon Employment Agreement, the Simms Employment Agreement, and the Wortham Employment Agreement, which are filed as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3, Exhibit 10.4, and Exhibit 10.5, respectively, to this Current Report on Form 8-K and are incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1	Employment Agreement, dated January 1, 2019, by and between the Company and Jason Brooks
Exhibit 10.2	Employment Agreement, dated January 1, 2019, by and between the Company and Thomas Robertson
Exhibit 10.3	Employment Agreement, dated January 1, 2019, by and between the Company and David Dixon
Exhibit 10.4	Employment Agreement, dated January 1, 2019, by and between the Company and Richard Simms
Exhibit 10.5	Employment Agreement, dated January 1, 2019, by and between the Company and Byron Wortham

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 7, 2019

Rocky Brands, Inc.

/s/ Thomas D. Robertson
Thomas D. Robertson
Executive Vice President, Chief Financial Officer, and Treasurer